Last Amended: July 2, 2007

                                   SCHEDULE A
                                     TO THE
                           SHAREHOLDER SERVICING PLAN
                            DATED SEPTEMBER 20, 2000
                           AS AMENDED OCTOBER 5, 2003

         This Shareholder Servicing Plan shall be adopted with respect to the following Funds (and Classes) of Fifth Third Funds:

NAME OF FUND                                                    CLASS
---------------------------------------------------------------------

Fifth Third Balanced Fund                                       Class C Shares
Fifth Third Intermediate Bond Fund                              Class C Shares
Fifth Third Disciplined Large Cap Value Fund                    Class C Shares
Fifth Third International Equity Fund                           Class C Shares
Fifth Third Mid Cap Growth Fund                                 Class C Shares
Fifth Third Municipal Bond Fund                                 Class C Shares
Fifth Third Ohio Municipal Bond Fund                            Class C Shares
Fifth Third Dividend Growth Fund                                Class C Shares
Fifth Third Quality Growth Fund                                 Class C Shares
Fifth Third Technology Fund                                     Class C Shares
Fifth Third U.S. Government Bond Fund                           Class C Shares
Fifth Third Bond Fund                                           Class C Shares
Fifth Third Intermediate Municipal Bond Fund                    Class C Shares
Fifth Third Prime Money Market Fund                             Class C Shares
Fifth Third Multi Cap Value Fund                                Class C Shares
Fifth Third Micro Cap Value Fund                                Class C Shares
Fifth Third Strategic Income Fund                               Class C Shares
Fifth Third Small Cap Growth Fund                               Class C Shares
Fifth Third Equity Index Fund                                   Class C Shares
Fifth Third Structured Large Cap Plus Fund                      Class C Shares
Fifth Third Short Term Bond Fund                                Class C Shares
Fifth Third Michigan Municipal Bond Fund                        Class C Shares
Fifth Third LifeModel Conservative FundSM                       Class C Shares
Fifth Third LifeModel Moderately Conservative FundSM            Class C Shares
Fifth Third LifeModel Moderate FundSM                           Class C Shares
Fifth Third LifeModel Moderately Aggressive FundSM              Class C Shares
Fifth Third LifeModel Aggressive FundSM                         Class C Shares
Fifth Third Small Cap Value Fund                                Class C Shares
Fifth Third High Yield Bond Fund                                Class C Shares

     In compensation for the services provided pursuant to this Plan, the Trust shall pay the Distributor or financial institution a service fee at the end of each month at the annual rate of up to 0.25% of the average daily net assets attributable to the Class C Shares of each Applicable Fund held during the month.

                                       2
         FIFTH THIRD FUNDS

         By: __________________
         Name:
         Title: